UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2008

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On May 1 2008, Autodesk, Inc. (“Autodesk”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Autodesk, Switch Acquisition Corporation, a wholly owned subsidiary of Autodesk (the “Offeror”), and Moldflow Corporation (“Moldflow”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, the Offeror will commence a cash tender offer (the “Offer”) to purchase all of Moldflow’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), at a price per share of $22.00, net to the seller in cash, without interest (the “Offer Price”).

The Offer is subject to customary conditions, including (1) the valid tender of the number of Shares that would represent at least a majority of the sum of (a) all Shares outstanding as of the scheduled expiration of the Offer plus (b) all Shares issuable upon exercise of options to acquire Shares outstanding as of the scheduled expiration of the Offer which are vested as of the scheduled expiration of the Offer or would vest within 90 days thereafter, plus (c) all Shares issuable upon securities convertible into, or exchangeable for, Shares outstanding at the then scheduled expiration of the Offer or within 90 days thereafter; (2) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (3) receipt of other required regulatory approvals. The Offer is expected to be completed in the second calendar quarter of 2008.

Following the consummation of the Offer, the Merger Agreement provides for the Offeror to merge with and into Moldflow, pursuant to which Moldflow will become a wholly owned subsidiary of Autodesk (the “Merger”). In the Merger, all remaining Shares, other than Shares held by Autodesk, the Offeror and Moldflow, and Shares held by stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law, will be cancelled and converted into the right to receive the Offer Price. The boards of directors of each of Autodesk, Moldflow and the Offeror have approved the Offer and the Merger, on the terms and subject to the conditions set forth in the Merger Agreement.

The parties have agreed that if, following the consummation of the Offer, Autodesk, the Offeror or any subsidiary of Autodesk owns at least 90% of the outstanding Shares, the Merger will be completed without a meeting of Moldflow’s stockholders, in accordance with Delaware’s short-form merger statute. The Merger Agreement grants the Offeror an irrevocable option, exercisable after consummation of the Offer and subject to certain conditions and limitations, to purchase a number of Shares from Moldflow at a price per share equal to the Offer Price, that, when added to the shares directly or indirectly owned by Autodesk, would equal ten thousand Shares more than 90% of the outstanding Shares.

The Merger Agreement contains representations, warranties and covenants of Autodesk, Moldflow and the Offeror, including among others, covenants by Moldflow concerning the conduct of its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger. The Merger Agreement also contains termination rights for both Autodesk and Moldflow.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference. Exhibit 2.1 is filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore may be incorporated by reference into filings made under the Securities Act of 1933, as amended (the “Securities Act”). The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Autodesk or Moldflow, contains representations and warranties of each of Autodesk, Moldflow and the Offeror. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Autodesk’s or Moldflow’s public disclosures.

Tender and Voting Agreements

In order to induce Autodesk and the Offeror to enter into the Merger Agreement, the directors and executive officers of Moldflow entered into tender and voting agreements with Autodesk and the Offeror (the “Tender and Voting Agreements”) concurrent with the execution and delivery of the Merger Agreement. Shares held by these directors and officers that are eligible to be tendered into the Offer represent, in the aggregate, approximately 3.5% of the Shares outstanding on the date of the Merger Agreement. Subject to the terms and conditions of the Tender and Voting Agreements, such stockholders agreed, among other things, to tender their Shares in the Offer no later than five business days prior to the initial expiration date of the Offer and, if required, to vote their Shares in favor of adoption of the Merger Agreement. The foregoing descriptions of the Tender and Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the Tender and Voting Agreements, a form of which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Additional Information

The tender offer for the outstanding common stock of Moldflow has not yet commenced. This filing is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Moldflow common stock will be made only pursuant to an offer to purchase and related materials that Autodesk intends to file with the SEC on Schedule TO. Moldflow also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. Moldflow stockholders and other investors should read these materials carefully because they contain important information, including the terms and conditions of the offer. Moldflow stockholders and other investors will be able to obtain copies of these materials without charge from the SEC through the SEC’s website at www.sec.gov, from Autodesk (with respect to documents filed by Autodesk with the SEC), or from Moldflow (with respect to documents filed by Moldflow with the SEC). Moldflow stockholders and other investors are urged to read carefully those materials prior to making any decisions with respect to the offer.

Item 7.01	Regulation FD Disclosure

On May 1, 2008, Autodesk issued a press release announcing that it had entered into a definitive agreement to acquire Moldflow. The text of the press release is furnished as Exhibit 99.1 attached hereto. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 1, 2008, by and among Autodesk, Inc., Switch Acquisition Corporation and Moldflow Corporation

10.1	Form of Tender and Voting Agreement

99.1	Press Release dated May 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo
Senior Vice President, General Counsel and Secretary

Date: May 1, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 1, 2008, by and among Autodesk, Inc., Switch Acquisition Corporation and Moldflow Corporation

10.1	Form of Tender and Voting Agreement

99.1	Press Release dated May 1, 2008